               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      ACTRADE INTERNAITONAL, LTD.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                           ACTRADE INTERNATIONAL, LTD.
                   7 PENN PLAZA, SUITE 422, NEW YORK, NY 10001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, FEBRUARY 18, 1999

To the Shareholders of Actrade International, Ltd.:

The Annual Meeting of the Shareholders of Actrade International, Ltd., a Delaware corporation, will be held at the Company's offices located at 7 Penn Plaza, 4th Floor, New York, NY 10001 at 10:00 A. M., Eastern Standard Time, on Thursday, February 18, 1999, for the following purposes:

         1- to elect five directors by the holders of shares of the Company's Common Stock for the terms indicated in the Proxy Statement attached hereto.

         2- to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on December 10, 1998 as the record date for determination of stockholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of the Annual Meeting and to vote thereat, in person or by Proxy. Each share of Common Stock is entitled to one vote. The transfer books of the Company will not be closed. A list of shareholder entitled to vote at the Annual Meeting will be available to shareholders for any purpose germane to the Annual Meeting during ordinary business hours, from December 31, 1998 to February 18, 1999, at the Company's offices located at 7 Penn Plaza, Suite 422, New York, NY 10001. A Proxy Statement, form of Proxy and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, are enclosed herewith.

By Order of the Board of Directors,


/s/ Amos Aharoni
Amos Aharoni, Chief Executive Officer           New York, NY  December 15, 1998

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                           ACTRADE INTERNATIONAL, LTD.
                   7 PENN PLAZA, SUITE 422, NEW YORK, NY 10001
                                 (212) 563-1036

                                 PROXY STATEMENT

                                  INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of Actrade International, Ltd., a Delaware corporation (the "Company"). The Proxy is solicited for use at the Annual Meeting of Stockholders of the Company to be held on February 18, 1999, at 10:00 a.m., local time, at 7 Penn Plaza, 4TH Floor, New York, New York 10001, or any postponement or adjournment thereof. The Company's telephone is (212) 563-1036.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Every holder of record of shares of Common Stock, $0.0001 par value (the "Shares"), of the Company at the close of business on December 10, 1998 (the "Record Date") is entitled to notice of the Annual Meeting and to vote, in person or by proxy, one vote for each Share held by such holder. At the Record Date, the Company had 8,541,051 Common Shares outstanding, all of which were entitled to vote. There is no cumulative voting under the Company's Articles of Incorporation. A majority of such Shares will constitute a quorum for the transaction of business at the Annual Meeting. Approval of each of the proposals hereinafter described will require an affirmative vote of a majority of the Shares represented at the Meeting. The approximate date on which this Proxy Statement, accompanying Notice of Meeting and Proxy and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (the "Annual Report"), are first being mailed to shareholders is December 29, 1998.

Any shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy. Abstentions and Shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining whether a quorum is present.

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the Board nominees as specified in Proposal 1.

In all cases, Shares with respect to which authority is withheld, abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. For information on voting securities of the Company beneficially owned by management, SEE "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding the Company's management and all persons known by the Company to own beneficially more than 5% of any class of voting securities as of the Record Date.

NAME AND ADDRESS                    TITLE OF CLASS        NUMBER                   PERCENT
                                                          OF SHARES(1)(7)          OF CLASS(1)
---------------------------------------------------------------------------------------------
NTS Corp. (2)                       Common Shares         2,553,549                  29.9%
P.O. Box 1301
Nevis Street, St. John
Antigua, West Indies

Mr. Amos Aharoni (2)                Common Shares         2,558,549                  30.0%
2373 Broadway
New York, NY 10024

Mr. Alexander C. Stonkus(3)         Common Shares             8,500                 less than
27 Crestview Drive                                                                  0.1%
Kendall Park, NJ 08824

Ms. Elizabeth Melnik(4)             Common Shares            20,000                 less than
53 Cedar Street                                                                     0.3%
Kings Park, NY 11754

Mr. John Woerner(5)                 Common Shares             5,500                 less than
435 Whitewood Road                                                                  0.1%
Englewood, NJ 07631

Mr. Harry Friedman(6)               Common Shares             1,250                 less than
52 Ravine Drive                                                                     0.1%
Matawan, NJ 07747

Mr. Robert Furstner(7)              Common Shares            13,000                 0.2%
843 Winyah Avenue
Westfield, NJ 07090

Mr. Ronald Eubel(8)                 Common Shares           458,130                 5.4%
c/o Eubel Brady & Suttman
Asset Management, Inc.
7777 Washington Village Dr.
Dayton, Ohio 45459


Table continued on next page,

Table continued from prior page,

NAME AND ADDRESS                    TITLE OF CLASS          NUMBER               PERCENT
                                                            OF SHARES(1)(7)      OF CLASS(1)
--------------------------------------------------------------------------------------------
Mr. Mark E. Brady(9)                Common Shares           458,130                 5.4%
c/o Eubel Brady & Suttman
Asset Management, Inc.
7777 Washington Village Dr.
Dayton, Ohio 45459

Mr. Robert J. Suttman(8)(9)         Common Shares           468,130                 5.5%
c/o Eubel Brady & Suttman
Asset Management, Inc.
7777 Washington Village Dr.
Dayton, Ohio 45459

Richland SA                           Common Stock          831,670                 9.7%
72 Weizzman Street
Tel Aviv 62308
Israel

------------------------------
(1) Percentage figures are based upon 8,541,051 Common Shares issued and outstanding as of the Record Date representing Shares that were issued and outstanding as of June 30, 1998. However, such figure does not consider any issued and outstanding Warrants or Options that have not yet been exercised.

(2) Mr. Amos Aharoni controls the business of and is the sole officer and director of NTS Corporation, which is the Company's principal shareholder and is owned by the Aharoni family trust. By reason of his position with NTS Corp., Mr. Aharoni may be deemed to have a beneficial interest in the Shares owned by NTS Corporation. Apart from the shares owned by NTS Corporation Mr. Aharoni may be deemed the beneficial owner of 5,000 shares owned by members of his immediate family. In addition, Mr. Aharoni has been issued by the Board of Directors various Warrants and options over the past several years representing, in the aggregate, the right to purchase up to an additional 1,099,775 Shares. These Warrants and Options have been granted by the Board of Directors as additional compensation for the services of Mr. Aharoni and in recognition of the Company's performance. None of the Shares underlying such Warrants have been considered herein.

(3) Mr. Alexander C. Stonkus owns 2,000 Shares directly and may be deemed to be the beneficial owner of the additional 6,500 Shares that are held in the name of a Custodian for his Individual Retirement Account. In addition, Mr. Stonkus has received Warrants to purchase up to 20,000 Shares, at a price of $10.00 per Share, pursuant to the terms of his employment agreement for fiscal 1998. He has also been granted Warrants to purchase up to 2,500 Shares at a price of $14.30 per Shares in consideration for his services to the Company as a Director for fiscal 1998.

(4) These Shares are owned jointly by Ms. Melnik and her husband at various times during her employment by the Company, Ms. Melnik has been granted Warrants by the Board of Directors in recognition of her service to the Company. In August 1996 she was issued Warrants to purchase up to 5,000 Shares at a price of $3.00 per Share; in January 1997 she was issued Warrants to purchase up to 3,000 Shares at a price of $5.00 per Share and in January 1998, she was issued Warrants to purchase up to 3,500 Shares at a price of $14.30 per Share. In addition to the foregoing, in January 1997, Ms. Melnik received Warrants to purchase up to 2,500 Shares at a price of $6.40 per Share in consideration of her services to the Company. She received additional Warrants to purchase up to 2,500 Shares at a price of $14.30 in consideration of her services to the Company as a Director in Fiscal 1998.

(5) Mr. John Woerner, who currently serves as a director of the Company and as President of Actrade International, Corp., owns the Shares listed as a joint tenant with his wife. Mr. Woerner also continues to own Warrants to purchase up to 2,500 Shares at a price of $14.30, which were issued to him in consideration of his service to the Company as a Director during fiscal 1998.

(6) Mr. Friedman may be deemed to have a beneficial interest in these Shares that are owned by his wife. Further, during fiscal 1997, in consideration for his services to the Company as a Director, Mr. Friedman was granted Warrants to purchase up to 5,000 Shares at a price of $6.40 per Common Share. In addition, Mr. Friedman received 5,000 additional Warrants, each to purchase one Share at an exercise price of $14.30, in January 1998, also in consideration of his services to the Company as a Director. None of these Warrants have been exercised.

(7) Of the Shares listed, Mr. Furstner owns 7,000 Shares directly and may be deemed to have a beneficial interest in the remaining 6,000 Shares which are owned by members of his family. Like Mr. Friedman, during fiscal 1997 and 1998, in consideration for his services as a Director of the Company, Mr. Furstner was granted warrants to purchase (i) up to 5,000 Shares at a price of $6.40 per Share and (ii) an additional 5,000 Shares at a price of $14.30 per Share. Following the end of fiscal 1997, Mr. Furstner duly exercised 5,000 of the Warrants and the Shares he received are reflected herein.

(8) Each of Messrs. Eubel, Brady and Suttman are deemed to be beneficial owners of 458,130 Shares. All of these Shares are held by the Partnership or managed accounts over which they each have investment discretion.

(9) In addition to the beneficial ownership as discussed in Note 4 above, Mr. Suttman personally owns 10,000 Shares which were purchased separately by him for his own account.

INFORMATION REGARDING SPECIFIC PROPOSALS TO BE VOTED UPON:

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

The Company's By-Laws provide that the number of directors shall be not more than nine and not less than three as shall be determined from time to time by the Board of Directors. At the start of fiscal 1998, the Board of Directors of the Company consisted of seven directors, including two vacancies. Mr

Stonkus was elected by the Board to fill one existing vacancy on the Board in January, 1998. Consequently, the Company recommends the election of a slate of six directors as set forth below.

Provided that a quorum is present, directors are elected by a plurality of the votes cast at an election. Each Director is elected for a term expiring at the Annual Meeting for fiscal 1999. All of the present nominees currently serve as Directors of the Company. Although each nominee presently intends to serve on the Board of Directors, if any nominee is unable or unwilling to serve, the Board of Directors may nominate another person in substitution for such nominee, in which case the persons named as proxies in the accompanying proxy card shall vote FOR the election of such substitute nominee for director.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES.

The following table sets forth, as to each of the nominees under Proposal 1, certain information as of the record date. Each nominee is a citizen of the United States of America except for Mr. Aharoni who is a citizen of Israel.

NAME AND ADDRESS           AGE        POSITION HELD                       DIRECTOR SINCE
-----------------------------------------------------------------------------------------
Amos Aharoni               53         Chief Executive Officer of the      February 1991
2373 Broadway                         Company, Actrade S.A. and of
New York, NY 10024                    Actrade Resources, Inc., and a
                                      Director.

Alexander C. Stonkus       38         Chief Operating Officer and         January 6, 1998
27 Crestview Drive                    Chief Financial Officer of the
Kendall Park, NJ 08824                Company; President of Actrade
                                      Capital, Inc. and a Director.

Elizabeth Melnik           49         Secretary of the Company            November, 1997
53 Cedar Street                       and each Subsidiary and
Kings Park, NY 11754                  a Director.

John Woerner               61         President of Actrade International
435 Whitewood Road                    Corp. and a Director.               September 1991
Cresskill, NJ 07627

Robert Furstner            65         Director of the Company             August 1996
843 Winyah Ave.
Westfield, NJ 07090

Prof. Harry Friedman       71         Director of the Company             August 1996
52 Ravine Drive
Matawan, NJ 07747

BIOGRAPHICAL INFORMATION FOR NOMINEES FOR DIRECTORS:

AMOS AHARONI was appointed Chief Executive Officer of the Company effective February 20, 1991. Effective February 1, 1993, Mr. Aharoni was also appointed President of Actrade Capital, Inc. and was replaced by Mr. Stonkus in such position during fiscal 1998. Mr. Aharoni has previously served as a special financial consultant to the Company and its subsidiaries since the Company's inception. Since 1987, Mr. Aharoni has been president of NTS Corporation, a foreign holding corporation. NTS Corporation is also the principal shareholder of the Company. Mr. Aharoni received his Bachelor of Arts Degree in Economics and Political Science from Hebrew University of Jerusalem in 1974. He moved permanently to the United States in 1985 and has been actively involved in all aspects of international trade since that time.

ALEXANDER C. STONKUS currently serves as Chief Operating Officer and Chief Financial Officer for the Company and also as President of Actrade Capital, Inc., a wholly owned subsidiary. On January 6, 1998, Mr. Stonkus was elected by the Board of Directors to fill a vacancy in the Board and has served as a Director ever since. Prior to joining Actrade, Mr. Stonkus served in various senior management positions with Elco Freight International, Inc., full service shipping, customs broker, warehousing and distribution company with annual sales of $80 Million. During his eight-year tenure with Elco, Mr. Stonkus served as Elco's General Manager for four years being promoted to Vice President and Chief Operating Officer in 1991. As COO of Elco, Mr. Stonkus was primarily responsible for strategic planning, budgetary and operating accountability and overall operations for 17 offices, of which 12 were added during his tenure as COO, and 250 employees. In 1995 Mr. Stonkus was further promoted to Senior Vice President and COO of Elco. In this position he assisted in the sale of Elco and several affiliated companies, certain of which he was instrumental in establishing while with Elco, to The Concord Group. Prior to joining Elco, from 1983 to 1987, Mr. Stonkus was employed as a Converter for Fabriyaz, a privately held textile conversion company for home furnishings, where he was principally responsible for purchasing, production, transportation and inventory control. Mr. Stonkus was also responsible for designing the computerization system for what had previously been a manually operated company, resulting in improved control and cost of inventory, accounting, customer services and sales. Mr. Stonkus has also served on the Board of Directors of various companies during his professional career. Mr. Stonkus graduated from The Pennsylvania State University in 1982 receiving a Bachelor of Science Degree in Finance.

JOHN WOERNER has been a Vice President of Actrade International Corp., a wholly owned subsidiary of the Company, since September 1991. Effective January 15, 1992, Mr. Woerner was appointed Vice President and a Director of the Company and in September, 1997 was appointed President of Actrade International Corp. Mr. Woerner has served as a Director of the Company since September 1991. From March 1987 until joining Actrade, Mr. Woerner was employed as Marketing Manager with Ad Auriema, Inc., a privately held import/export company headquartered in the New York metropolitan area. From December 1984 until March 1987, Mr. Woerner served as a General Manager of the Air Conditioning and Refrigeration Division for Connell Export Company, also a privately held export company located in New Jersey. From July 1978 until March 1987, he was a principal of Global Systems, Inc. a privately held import/export company which he founded with Mr. Schorr, also an officer of Actrade. From April 1965 through July 1978, Mr. Woerner served as Vice President of Sillcox Air Conditioning & Refrigeration Corp., a privately held corporation located in New

York City. Mr. Woerner is a licensed Professional Engineer in New York and New Jersey and is a member of the American Society of Heating, Refrigeration & Air Conditioning Engineers. Mr. Woerner is a graduate of Lehigh University having received his Bachelors of Science Degree in Mechanical Engineering in 1959.

ELIZABETH MELNIK was first employed by the Company as Controller in October 1993, having been promoted to Secretary of the Company as of November 1, 1996. From December 1991 until joining the Company, Ms. Melnik was employed as Financial Manager of Gainsborough Marketing Company, a privately held public relations/marketing firm located on Long Island, NY. From June 1989 until December 1991 Ms. Melnik served as Accounting/Office Manager for Scheine, Fusco, Brandenstein & Rada, the largest Workers Compensation Law Firm on Long Island, NY. Prior thereto, from May 1986, she served as director of Operations & Media for Futuristic Concepts in Advertising, a privately held advertising firm also located on Long Island NY. From February 1982 until May 1986, Ms. Melnik served as Financial Manager for The Guide Dog Foundation for the Blind, Inc., a not-for-profit corporation located in Smithtown NY. Ms. Melnik graduated from the State University of New York at Stonybrook in 1976 receiving her Bachelor of Arts Degree in Finance & Accounting.

ROBERT E. FURSTNER has served as a director of the Company since August 1996. Mr. Furstner had been a senior level banking officer for over 25 years, having begun his banking career in 1968 as a Territory Assistant for the International Banking Division of Morgan Guaranty Trust Company in New York City. During his 5-year tenure at Morgan Guaranty Trust Co., Mr. Furstner was responsible for the administrative duties regarding the Bank's corporate and correspondent bank relationships in Germany, Switzerland, The Netherlands and Eastern Europe. Following his employment with Morgan Guaranty Trust Co., Mr. Furstner served a brief tenure (1973 - 1974) with Franklin National Bank in New York City where he continued in a similar capacity with Franklin's International Banking Department with his primary area of responsibility including Germany, Switzerland, Austria and the Benlux Countries. In 1974 Mr. Furstner joined European American Bank in New York City as Assistant Treasurer/Assistant Vice President (from 1974 - 1979) rising to the position of Vice President/Group Head which he held from 1979 until leaving European American Bank in 1987. His duties at European American Bank primarily involved international credit and bank operations. During his tenure Mr. Furstner was charged with the management of a geographical area comprising of the Great Britain, The Netherlands, the Nordic Countries, Eastern Europe, Yugoslavia and Israel. He was directly involved in export and project financing, both with and without Eximbank (the Export-Import Bank of The United States) participation and was actively involved in the implementation of the bank's lending strategies in order to reduce exposure in high risk countries. Mr. Furstner was also a participant in the re-scheduling of Polish, Romanian and Yugoslavian international debt. After 1987, until his retirement in late 1995, Mr. Furstner served with Banco Portugues do Atlantico, New York City Branch, where he was charged with implementing the bank's lending strategies for trade financing with special emphasis on promoting and selling EXIMBANK's CGF program in the Southern Hemisphere. Mr. Furstner was educated in The Netherlands and holds a European degree equivalent to a bachelors degree in business administration and foreign languages.

HARRY FRIEDMAN has served as director of the Company since August 1996. Professor Friedman is presently self-employed as a management consultant and investment advisor for emerging companies seeking growth through venture capital financing and/or acquisitions. Professor Freidman has also served on the board of directors for diverse companies over the years, including having been an advisor to the board of directors of Tofutti, Inc. a publicly held food company. Currently he holds a seat on the Board of Directors of Neighborhood Electric Vehicle Company and is on the Board of Advisors of Axxes Capital, Inc. (formerly Princeton Capital), a publicly holding company for First Summit, which is a member of the National Association of Securities Dealers, Inc. Professor Friedman teaches various courses at New York University on "Venture Capital Financing " and "Mergers and Acquisitions." He has also taught at a number of universities both in the United States and abroad (including Iran and Japan), has lectured on small business and innovative entrepreneurship under the USIA auspices in Tanzania and Zimbabwe, and has made exploratory trips to China and over 100 other countries as part of his missionary efforts to promote the value of emerging company concepts. His education at the University of California, Los Angeles; the University of Chicago; the University of Wisconsin; and New York University has ranged from mathematics to economics to finance. Professor Friedman has also authored and co-authored several published articles on mergers and acquisitions, one of which now appears as a chapter in the "Handbook for Corporate Controllers." Professor Friedman has also served as president of an investment advisory firm and has appeared as a guest panelist on various financial television programs.

                     CERTAIN MATTERS RELATING TO THE COMPANY
                         AND ITS OFFICERS AND DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

All directors hold office until the next annual shareholders meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and qualified. Vacancies in the Board may be filled by majority vote of remaining directors. Officers of the Company serve at the will of the Board of Directors, subject to the terms of employment agreements as discussed below. There is no Executive Committee of the Board of Directors. Election to the Board of Directors is for a period of one year and elections are held at the Company's Annual Meeting of Shareholders. The Board of Directors has regular meetings once a year, after the Annual Meeting of Shareholders, for the purpose of appointing the officers of the Company for the ensuing year. There are no family relationships between the officers and directors.

During the fiscal year ended June 30, 1998 the Board of Directors met on three
(3) occasions. All Directors attended all meetings. The Board of Directors has established a Compensation Committee to act upon all compensation matters for management. Effective August 22, 1996, the Company established an Audit Committee which, together with the Company's independent auditors, reviews matters relating to the scope and plan of the audit, the adequacy of internal controls and the preparation of financial statements, and reports and makes recommendations to the Board of Directors with respect thereto. Messrs. Aharoni, Furstner and Friedman serve on the audit committee which had one meeting in fiscal 1997. The Company does not have a nominating committee.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information relating to remuneration received by officers and directors as of June 30, 1998, the end of the Company's most recent fiscal year, as well as indicating the compensation agreements for fiscal 1999:

NAME AND                            ANNUAL COMPENSATION(1)       LONG TERM COMPENSATION      ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY     BONUS     RESTRICTED STOCK AWARDS    COMPENSATION

Amos Aharoni,CEO(2)                  1998    $86,823             256,762 Warrants(3)(5)     $ 9,975(4)
                                     1997    $76,000             323,312 Warrants(3)(5)     $17,308(4)

Alexander C. Stonkus,                1998    $80,288             22,500 Warrants(5)         $  -0-
COO/CFO                              1997    $ -0-                                          $  -0-

John Woerner, Vice Pres              1998    $80,578  $28,723(7) 2,500 Warrants(5)          $ 7,413(6)
                                     1997    $78,008  $47,332(7) 2,500 Warrants(5)          $ 8,375(6)

Elizabeth Melnik, Secretary          1998    $52,094  $          6,000 Warrants(5)(8)       $
                                     1997    $44,308  $          2,500 Warrants(5)          $

Leon Schorr, Vice Pres               1998    $77,830  $28,723(7)                            $ 9,108(6)
                                     1997    $75,168  $47,332(7) 2,500 Warrants(5)          $ 9,178(6)

Harry Friedman                       1998    $ -0-               5,000 Warrants(9)          $   250(10)
                                     1997    $ -0-                                          $   750(10)

Robert E. Furstner                   1998    $ -0-               5,000 Warrants(9)          $   250(10)
                                     1997    $ -0-                                          $   750(10)

(1) The Company has varying compensation arrangements with each of its executive officers as more particularly described below. It should be noted that the figures listed as "salary" include both base salary and earned commissions, but do not included annual bonus amounts, if any, which are listed separately under the "bonus" column.

(2) In addition to serving as Chief Executive Officer of the Company, Mr. Aharoni also serves as a Director of the Company and each of its subsidiaries.

(3) Pursuant to Mr. Aharoni's employment agreement, Mr. Aharoni has elected to receive his performance bonuses in the form of Warrants to purchase shares of the Company's Common Stock. Neither the Warrants nor the underlying shares of Common Stock are registered under the Securities Act of 1933.

(4) The amount set forth herein includes amounts paid by the Company for both the insurance premiums on Mr. Aharoni's automobile, and for health insurance premiums for Mr. Aharoni and his family.

(5) In January 1997, the Board of Directors approved the issuance of Warrants to the Company's directors in lieu of compensation. Each Director who was also an officer of the Company or its subsidiaries received 2,500 Warrants and the Company's two independent Directors each received 5,000 Warrants. In

      January 1998, the Board approved a similar issuance of Warrants to the Company's directors in lieu of cash compensation.

(6) This amount includes payments made by the Company for health insurance premiums on behalf of the officer and his family including, in the case of Mr. Schorr, disability insurance premiums. This amount also includes an automobile expense reimbursement at the agreed to rate of $400 per month.

(7) Pursuant to the terms of the employment contracts between the Company and each of Messrs. Woerner and Schorr, who jointly head the Company's Air Conditioning and Refrigeration Division, the annual bonus earned by them, based upon the operating results of their Division, is divided equally between them.

(8) In January 1997, the Board of Directors approved the issuance of 2,500 Warrants to Ms. Melnik in consideration of her assuming the duties of Secretary of the Company without additional monetary compensation. An additional 3,500 Warrants were approved by the Board for Ms. Melnik in January 1998 for the same purpose.

(9) Both Mr. Friedman and Mr. Furstner serve as directors of the Company without regular compensation for such services. However, in January 1998, they were each awarded 5,000 Warrants to purchase shares of Common Stock of the Company in consideration for their service as directors.

(10) Mr. Friedman and Mr. Furstner are currently reimbursed the sum of $250 for each meeting attended during the year. No reimbursement is paid to directors who are also employees of the Company.

Mr. Woerner became an officer and employee of the Company as of September 6, 1991. He was employed pursuant to an oral employment agreement until January 1, 1992, at which time Mr. Woerner and the Company entered into a formal written employment agreement. This Agreement was modified and renewed effective as of January 1, 1995. Under this new Agreement Mr. Woerner is employed at a base salary of $76,125 per year. In addition Mr. Woerner receives an automobile lease and expense reimbursement of $4,800 per year and a commission based upon the Company's net profits derived by sales generated directly by the Air Conditioning Division equal to 15% of all such net profits up to $110,000; 20% of the next $110,000 and 25% of all amounts over $220,000. In determining net profits attributable to the Division, the Company deducts from gross sales profits (gross sales less cost of sales) all direct expenses as specified in the Agreement and an agreed to percentage apportionment of the Company's overhead expenses to a maximum of $149,000 per year.

Mr. Schorr became an officer and employee of Actrade International Corp., as of September 6, 1991. He was employed pursuant to an oral employment agreement until

January 1, 1992, at which time Mr. Schorr and the Company entered into a formal written employment agreement. This Agreement was modified and renewed effective as of January 1, 1995. Under this new Agreement Mr. Schorr is employed at a base salary of $72,875 per year. In addition Mr. Schorr receives an automobile lease and expense reimbursement of $4,800 per year and a commission based upon the Company's net profits derived by sales generated directly by the Air Conditioning Division equal to 15% of all such net profits up to $110,000; 20% of the next $110,000 and 25% of all amounts over $220,000. In determining net profits attributable to the Division, the Company deducts from gross sales profits (gross sales less cost of sales) all direct expenses as specified in the Agreement and an agreed to percentage apportionment of the Company's overhead expenses to a maximum of $149,000 per year.

As of February 20, 1991, the Company engaged the services of Mr. Amos Aharoni as a special consultant of the Company. Under that agreement, Mr. Aharoni, who is also the president of NTS Corporation, the Company's principal shareholder, was responsible, among other matters, with the implementation and supervision of the Company's internal financial matters; negotiation for new credit facilities with banking institutions on behalf of the Company; preparation of financial budgets and projections for the Company's various subsidiaries and product divisions; review of potential acquisition candidates for the Company; the review of internal operating procedures and preparation of recommendations concerning changes to such procedures; and such additional special projects as may be designated by the Board of Directors. In addition to his other duties, from March 1, 1993 until December 1997, he was appointed President of Actrade Capital, Inc. and has been in charge of the development and implementation of Capital's TAD Program. Further, in April 1993, Mr. Aharoni was also appointed as Chief Executive Officer of the Company and its subsidiaries at an annual salary of $76,000, plus reimbursement of any expenses incurred by him on behalf of the Company. During fiscal 1998, Mr. Aharoni received a base salary of $100,000. In addition, the Company is obligated to provide Mr. Aharoni with a car for his use, and currently provides reimbursement for his car insurance premiums as well as for health insurance for Mr. Aharoni and his family.

As of August 18, 1997 Mr. Alexander C. Stonkus has been employed by the Company. He was originally employed as Chief Operating Officer for the Company and Actrade Capital, Inc. Under this Agreement he received a base salary of $85,000 per year. In addition, the Company pays 50% of medical insurance for Mr. Stonkus and his family, and reimburses him for any expenses incurred on behalf of the Company. Apart from his salary and benefits, under this Agreement Mr. Stonkus also received 20,000 Warrants, each to purchase one share of the Company's common stock at a price of $10.00. Effective December 1, 1997, following his assumption of duties as Chief Financial Officer of the Company and President of Actrade Capital, Inc., Mr. Stonkus' Agreement was modified to increase his base salary to $100,000 per year. Effective July 1, 1998 the Company renewed Mr. Stonkus' employment agreement for a two year period. Under the new Agreement Mr. Stonkus will receive an annual base salary of $105,000 per year (subject to an automatic 5% increase in the second year of his Agreement) and has been granted an additional 40,000

Warrants, each to purchase one share of the Company's common stock at a price of $12.02 per share, to be earned by Mr. Stonkus over the term of the Agreement.

The Company has a 401(k) plan which is available to all eleigible employees who have been employed by the Company for more than six months. Entrance dates into the plan are the first of July and January of each year. The Company will contribute $0.50 for each dollar contributed by an employee up to a maximum of 3% of the employee's gross salary.

Except as herein above described, the Company has no other employment contracts or benefit plans. Further, it has no retirement, pension, profit sharing, insurance or medical reimbursement plan covering its officers or directors.

During fiscal 1998, ended June 30, 1998, none of the Company's Directors received any compensation for serving as Directors of the Company, except for the grant of certain Warrants to purchase Common Shares as discussed above. During such period, the Company had no non-employee Directors (i.e. Messrs. Furstner and Friedman) serving on its Board, both of whom were appointed to the Board of Directors to fill existing vacancies on August 22, 1996. In the future, the Company may pay Directors a fee for attending Board meetings. At present no such fees are payable to Directors except for reimbursement of actual out-of-pocket expenses incurred by such Directors in connection with their attendance at meetings.

The foregoing information is provided by the Board of Directors of the Company.


                               GENERAL INFORMATION

I. PERFORMANCE GRAPH.

The Graph presented on the next page compares the total annual return of the Company's Common Shares, the NASDAQ Composite Index for the five years ended June 30, 1998 and for a "peer group" for the same period based upon a $100 investment made on June 30, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                             ACTRADE INTERNATIONAL

Prepared by the Center for Research in Security Prices
Produced on 11/18/98 including data to 06/30/98

                               [PERFORMANCE GRAPH]

                                     LEGEND

 SYMBOL            CRSP TOTAL RETURNS INDEX FOR:           06/30/93    06/30/94    06/30/95    06/28/96    06/30/97    06/30/98
-------    ---------------------------------------------   --------    --------    --------    --------    --------    --------

           ACTRADE INTERNATIONAL                             100.0        75.0        65.0       185.0       555.0       610.0
           Nasdaq Stock Market (US Companies)                100.0       101.0       134.8       173.0       210.4       277.6
           Nasdaq Financial Stocks                           100.0       112.9       129.1       168.0       245.7       318.8
           SIC 6000-6799 US & Foreign

------------

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.0 on 06/30/93.

II. 1998 ANNUAL REPORT ON FORM 10-K

The Company has mailed with this Information Statement, copies of its Annual Report for the fiscal year ended June 30, 1998 (the"Annual Report") to the holders of its Common Shares as of the Record Date. THE COMPANY WILL PROVIDE WITH THIS PROXY STATEMENT WITHOUT CHARGE, TO EACH HOLDER OF COMMON SHARES AS OF THE RECORD DATE, A COPY OF THE COMPANY'S FORM 10-K, ANNUAL REPORT. ADDITIONAL COPIES MAY BE OBTAINED BY ANY SHAREHOLDER BY WRITTEN REQUEST ADDRESSED TO MR. MITCH MENIK, INVESTOR RELATIONS, AT ACTRADE INTERNATIONAL, LTD., 7 PENN PLAZA, AND SUITE 422, NEW YORK, NY 10001.

III. COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the"Exchange Act") requires the Company's directors and executive officers, as well as persons who own more than 10% of a registered class of the Company's equity securities (the"Reporting Person"), to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. Such Reporting Persons are also required by SEC regulations to furnish the Company with copies of all such reports that they file.

The Company has been registered pursuant to Section 12 of the Securities Exchange Act of 1934 since September 23, 1990 and, by reason thereof, all officers, directors and 10% or more shareholders of the Company became obligated to file Forms 3, 4 and 5, describing the ownership of securities in the Company and any changes thereto, as they may apply, since that date. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations made to the Company, no other reports were required, during and with respect to the fiscal year ended June 30, 1998, all Reporting Persons have timely complied with all filing requirements applicable to them.

IV. STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

To be considered for presentation to the Annual Meeting of Stockholders for fiscal 1999, a stockholder proposal must be received by the Company at its principal executive offices, 7 Penn Plaza, Suite 422, New York, NY 10001, on or before July 31, 1999.

V. OTHER MATTERS

The cost of this Information Statement and related mailing to shareholders will be borne by the Company.

The Board of Directors knows of no other matters, which will be presented at the Annual Meeting other than as set forth above.

By Order of the Board of Directors,


/s/ Amos Aharoni
Amos Aharoni
Chairman of the Board and
Chief Executive Officer                               Dated: December 15, 1998

                                     PROXY
                          ACTRADE INTERNATIONAL, LTD.
                            7 PENN PLAZA, SUITE 422
                               NEW YORK, NY 10001

     This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Mitchell G. Menik with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Actrade International, Ltd. Held of record by the undersigned on December 10, 1998, at the Annual Meeting of Shareholders to be held on Thursday, February 18, 1999 or any adjournment thereof.

     1.  Election of Directors.

         FOR all nominees listed below (except as marked to the contrary below) [ ]

         Withhold Authority to vote for all Nominees listed below [ ]

     (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

     Alexander C. Stonkus, Amos Aharoni, John Woerner, Elizabeth Melnik, Robert
                          E. Furstner, Harry Friedman.

                                                                          (OVER)

     2. In his discretion the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

                                          Dated: _________________________, 1999
                                          ______________________________________
                                          Signature(s)
                                          ______________________________________
                                          Signature (if held jointly)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE